UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 9, 2018

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriated box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 7.01     REGULATION FD DISCLOSURE.
On April 9, 2018, Ashford Hospitality Trust, Inc. (the “Company”) announced that it has successfully refinanced a mortgage loan with an existing outstanding balance totaling approximately $972 million. The previous mortgage loan that was refinanced was the Highland Pool loan with a final maturity date in April 2021. The new loan totals $985 million and is expected to result in annual interest savings of approximately $11 million.
The new mortgage loan has a two-year initial term and five one-year extension options, subject to the satisfaction of certain conditions. The loan is interest only and provides for a floating interest rate of LIBOR + 3.20%. The loan is secured by twenty-two hotels: Courtyard Boston Downtown, Courtyard Denver, Courtyard Gaithersburg, Courtyard Savannah, Hampton Inn Parsippany, Hilton Parsippany, Hilton Tampa, Hilton Garden Inn Austin, Hilton Garden Inn BWI, Hilton Garden Inn Virginia Beach, Hyatt Windwatch Long Island, Hyatt Savannah, Marriott DFW Airport, Marriott Omaha, Marriott San Antonio, Marriott Sugarland, Renaissance Palm Springs, Ritz-Carlton Atlanta, Residence Inn Tampa, Churchill, Melrose and Silversmith.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits
Exhibit Number        Description

99.1    Press Release dated April 9, 2018 issued by Ashford Hospitality Trust, Inc.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 9, 2018

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ DERIC S. EUBANKS
Deric S. Eubanks
Chief Financial Officer